Exhibit 2.7

                              DGSE COMPANIES, INC.
                              A Nevada Corporation

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of ___________ __, 2007 (this "Agreement"), is entered into by and between DGSE COMPANIES, INC, a Nevada corporation (the "Company"), and STANFORD INTERNATIONAL BANK LTD. and its successors ("SIBL") as the proposed purchaser of certain shares of the Company's capital stock.

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Company, Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) ("Superior"), DGSE Merger Corp., a Delaware corporation ("Merger Sub"), and SIBL, as stockholder agent, have entered into that certain Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of January 6, 2007 (the "Merger Agreement");

     WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Superior have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into Superior (the "Merger"), with Superior being the surviving corporation;

     WHEREAS, in the Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of Superior will be converted into the right to receive shares of Common Stock of the Company (as set forth in Article III of the Merger Agreement), on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Chapters 78 and 92A of Title 7 of the Nevada Revised Statutes (the "NPCA");

     WHEREAS, the Board of Directors of the Company has resolved to recommend to its stockholders the adoption and approval of the Merger Agreement;

     WHEREAS, Superior has informed the Company that the affirmative vote of the holders of a majority of all issued and outstanding shares of common stock of Superior entitled to vote on the Merger has been obtained with respect to the adoption of the Merger Agreement and approval of the Merger;

     WHEREAS, pursuant to that certain Conversion Agreement, dated as of January 6, 2007 (the "Conversion Agreement"), by and between Superior and SIBL, SIBL has agreed to convert and exchange all of the 7,500,000 shares of preferred stock of Superior previously held by SIBL into 3,600,806 shares of the common stock, $0.001 par value per share, of Superior (the "Superior Common Stock");

     WHEREAS, pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003 (as amended as of March 29, 2005 and as further amended as of March 31, 2006 and on January __, 2007, the "Loan Agreement"), by and between Superior and SIBL, SIBL has provided certain credit facilities to the Company;

     WHEREAS, pursuant to that certain Note Exchange Agreement, dated as of the date hereof (the "Note Exchange Agreement"), by and between Superior and SIBL, SIBL has agreed to exchange $8,392,340 of the amount outstanding under the Loan Agreement into 4,936,671 shares of Superior Common Stock;

     WHEREAS, in connection with the Merger, all shares of Superior Common Stock held by SIBL (including the shares of Superior Common Stock received upon conversion of the preferred shares and upon exchange of the debt, as described above) will be converted into and exchanged for shares of the Company's common stock, $0.01 par value per share (the "Common Stock");

     WHEREAS, pursuant to an amendment and restatement of the Loan Agreement, to be made effective immediately prior to the Merger (as so amended and restated, the "New Loan Agreement"), SIBL has agreed to provide certain credit facilities to Superior and, indirectly, to the Company;

     WHEREAS, in connection with the transactions contemplated by the Note Exchange Agreement and the New Loan Agreement, the Company has agreed in Section 6.17(c) of the Merger Agreement to grant to SIBL, and its assignees, "A" warrants and "B" warrants (collectively, the "Warrants") to purchase an aggregate of 1,708,634 shares of Common Stock (collectively, the "Warrant Shares");

     WHEREAS, SIBL has assigned Warrants (collectively, the "Assignee Warrants") exercisable for an aggregate of 854,317 Warrant Shares (collectively, the "Assignee Warrant Shares") to DANIEL T. BOGAR, RONALD M. STEIN, WILLIAM R. FUSSELMANN, CHARLES M. WEISER and OSVALDO PI (each, an "Assignee", and, collectively, the "Assignees"), as provided in the Merger Agreement; and

     WHEREAS, the Company desires to grant to SIBL and to each of the Assignees, as applicable, the registration rights set forth herein with respect to Warrants, the Warrant Shares, the shares of Common Stock issuable upon the exercise of the warrants issuable in the event of a registration default pursuant to Section 5(f) hereof (the "Default Warrant Shares") and the shares of Common Stock issued as a dividend or other distribution with respect to the Warrant Shares (the "Distribution Shares") (the Warrant Shares, the Default Warrant Shares and the Distribution Shares, collectively and interchangeably, are referred to herein as the "Securities").

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     1.   RECITALS

     The foregoing recitals are true and accurate and hereby incorporated into this Agreement.

     2.   CERTAIN DEFINITIONS

     As used herein:

         (a) "Commission" means the Securities and Exchange Commission.

         (b) "Holder" means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 11 hereof.

         (c) "Merger Shares" means the shares of Common Stock issued to SIBL or an Assignee in connection with the Merger; provided, however, that Merger Shares shall not include any such shares sold, assigned or otherwise transferred or disposed of by the Holder (i) to the public either pursuant to a registration statement or Rule 144, or (ii) in a private transaction. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Merger Shares" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         (d) "Registrable Security" means collectively, the Warrant Shares, the Default Warrant Shares and the Distribution Shares; provided, however, that Registrable Securities shall not include any such shares sold, assigned or otherwise transferred or disposed of by the Holder (i) to the public either pursuant to a registration statement or Rule 144, or (ii) in a private transaction. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         (e) "Rule 144" means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

         (f) "Securities Act" means the Securities Act of 1933, as amended.

         (g) "SIBL Warrant Shares" means, collectively, all Warrant Shares other than Assignee Warrant Shares.

         (h) "SIBL Warrants" means, collectively, all Warrants other than Assignee Warrants.

         (i) "Trading Day" means any business day on which the primary market on which the Common Stock trades is open for business.

     3.   RESTRICTIONS ON TRANSFER

     SIBL acknowledges and understands that prior to the registration of the Securities as provided herein, and upon the expiration of the registration period provided for herein, the Securities are and will be, as the case may be, "restricted securities" as defined in Rule 144. SIBL understands that no disposition or transfer of the Securities may be made by SIBL in the absence of
(i) an opinion of counsel to SIBL, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act, or (ii) such registration.

     4.   COMPLIANCE WITH REPORTING REQUIREMENTS

     As long as SIBL or any Assignee owns any Securities, until the seventh anniversary of the date hereof, (i) if the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act which are required to be filed in order to satisfy the current public information requirements of Rule 144(c)(1), or (ii) otherwise, if Rule 144(k) is not available to SIBL or any Assignee with respect to any Securities then held, the Company will prepare and furnish to SIBL or any Assignee, as applicable, and make publicly available in accordance with Rule 144(c)(2), such information as is required for SIBL or any Assignee to sell such Registrable Securities under Rule 144.

     5.   REGISTRATION RIGHTS

         (a) If the Company shall not have prepared and filed with the Commission a registration statement under the Securities Act registering the Registrable Securities for resale by SIBL and the Assignees prior to the Effective Time (as such term is defined in the Merger Agreement), the Company shall prepare and file such a registration statement with the Commission on Form S-3 (or such other form under the Securities Act as the Company shall then be entitled to use) to register the resale of the Registrable Securities within five (5) calendars days of the Effective Time. The registration statement registering the Registrable Securities for resale, including the prospectus included therein and as amended or supplemented from time to time, is hereinafter referred to as the "Registration Statement".

         (b) If the Registration Statement has not become effective prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective not later than 90 calendar days after the Effective Time. The Company will notify the Holders and its transfer agent of the declaration by the Commission of the effectiveness of the Registration Statement within a reasonable time thereafter.

         (c) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 5 effective under the Securities Act until the earliest of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) the date all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, and (v) three years from the date the Registration Statement became effective. Thereafter, if SIBL or any Assignee owns any Registrable Securities, the Company shall, if it continues to be eligible to use a Form S-3 and at the expense of SIBL and such Assignees (including, notwithstanding the provisions of Section 5(d), the payment by SIBL and such Assigns of all Registration Expenses), maintain the Registration Statement effective under the Securities Act to register the resale of Registrable Securities.

         (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under this Section 5, or filing any amendments or supplements thereto, and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' and auditors' fees of the Company) (the "Registration Expenses") shall be borne by the Company. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered. The Holders and their counsel shall have a reasonable period, not to exceed 7 Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within a reasonable time following receipt thereof, if in the Company's judgment it is lawful to do so without requiring public disclosure of the same under Regulation FD or breaching any of its obligations under any agreement with SIBL or its affiliates. The Company shall qualify any of the Registrable Securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Holders, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply SIBL or the Assignees, as applicable, with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by SIBL or the Assignees.

         (e) The Company shall not be required by this Section 5 to include the Registrable Securities in the Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144.

         (f) Subject to Section 5(i) hereof, in the event that (i) a Registration Statement is not filed by the Company in a timely manner as set forth in this Section 5, (ii) such Registration Statement is not declared effective by the Commission in the period set forth in Section 5(b) hereof, or
(iii) such Registration Statement is not maintained as effective by the Company for the applicable period set forth in Section 5(c) hereof (each a "Registration Default"), then the Company will issue to each Holder as of the first day of such Registration Default and for every consecutive quarter in which such Registration Default is occurring, as liquidated damages, and not as a penalty, warrants to purchase five percent (5%) of the aggregate number of shares of Common Stock of the Company issuable upon the exercise in full of the A Warrants then held by such Holder upon the same terms and conditions therein stated ("Default Warrants") until such corresponding Registration Default no longer exists ("Liquidated Damages"); provided, however, that the issuance of such Default Warrants shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section 5(f). As used herein, the "A Warrants" means the seven-year warrants, exercisable at $1.89 per share, issued to SIBL and its assignees pursuant to the Merger Agreement.

     If the Company does not issue the Default Warrants to the Holders as set forth above, the Company will pay any Holder's reasonable costs of any action in a court of law to cause compliance with this Section 5(f), including reasonable attorneys' fees, in addition to the Default Warrants. The registration of the Registrable Securities pursuant to this Section 5 shall not affect or limit a Holder's other rights or remedies as set forth in this Agreement.

         (g) Upon the occurrence of an Incidental Registration Event (as defined below), the Company shall send to each Holder written notice of such determination and, if within 20 days after receipt of such notice, such Holder shall so request in writing (which request shall specify the Incidental Registrable Securities (as defined below) intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall use its commercially reasonable efforts to include in such registration statement all or any part of such Holder's Incidental Registrable Securities that such Holder requests to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each requesting Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Incidental Registrable Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Incidental Registrable Securities, for the same period as the delay in registering such other securities. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of the Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of the Common Stock included in any such registration statement because, in such underwriter's judgment, such limitation is necessary based on market conditions: (A) if the registration statement is for a public offering of common stock on a "firm commitment" basis with gross proceeds to the Company of at least $15,000,000 (a "Qualified Public Offering"), the Company may exclude, to the extent so advised by the underwriters, the Incidental Registrable Securities from the underwriting; provided, however, that if the underwriters do not entirely exclude the Incidental Registrable Securities from such Qualified

Public Offering, the Company shall be obligated to include in such registration statement, with respect to any requesting Holder, only an amount of Incidental Registrable Securities equal to the product of (i) the total number of Incidental Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's percentage of ownership of all the Incidental Registrable Securities then outstanding (on an as-converted basis) (the "Registrable Percentage"); and (B) if the registration statement is not for a Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Incidental Registrable Securities equal to the product of (i) the number of Incidental Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's Registrable Percentage. For purposes of determining the underwriter's cutback and each Holder's Registrable Percentage, any shares of Common Stock beneficially owned by Smith which are included in any registration statement referred to in the preceding sentence shall be included in such calculation and such shares of Common Stock beneficially owned by Smith shall be subject to the underwriter's cutback on a pro rata basis. If any Holder disapproves of the terms of any underwriting referred to in this paragraph, it may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 5(g) shall be construed to limit any registration required under the other provisions of this Agreement.

         (h) "Incidental Registration Event" means the Company determines to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any shares of its Common Stock (i) at a time when any Registrable Securities that are required to be included in an effective Registration Statement hereunder are not covered by any effective Registration Statement, or (ii) beneficially owned by Dr. L.S. Smith ("Smith") for resale other than shares acquired by Smith upon the exercise of options outstanding on the date hereof, or granted subsequent to the date hereof pursuant to a Company employee benefit plan, at a time when any Registrable Securities or Merger Shares are outstanding and are not covered by any effective Registration Statement; other than, in either case, on a registration statement on Form S-4 or Form S-8 or any similar or successor form or any other registration statement relating to a merger or other business combination transaction, an exchange offer, an offering of securities solely to the Company's existing security holders or employees, or to securities issued pursuant to a dividend reinvestment plan. "Incidental Registrable Securities" means (i) with respect to an Incidental Registration Event specified in clause
(i) of the definition of Incidental Registration Event, the Registrable Securities required to be included in an effective Registration Statement hereunder which are not so covered, and (ii) with respect to an Incidental
Registration Event specified in clause (ii) of the definition of Incidental Registration Event, the outstanding Registrable Securities or Merger Shares which are not covered by any effective Registration Statement.

         (i) Notwithstanding the foregoing provisions of this Section 5, if in the good faith judgment of the Company, following consultation with legal counsel, the Company (i) delivers a Blackout Notice (as defined below) to the Holders, or determines that it would be detrimental to the Company or its stockholders for the Registration Statement (or any amendment or supplement thereto) to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure (i) would be premature or otherwise inadvisable at such time, (ii) cannot then be made by the Company despites its commercially reasonable efforts, or (iii) is reasonably likely to have a material adverse effect on the Company or its stockholders; then in each such case, the Company shall have the right to
(A) immediately defer such filing for a period of not more than sixty (60) days beyond the date by which the Registration Statement was otherwise required hereunder to be filed, or (B) suspend use of the Registration Statement for a period of not more than thirty (30) consecutive days (any such deferral or suspension period, a "Blackout Period"). Each Holder acknowledges that it would be seriously detrimental to the Company and its stockholders for the

Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend the use thereof) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not designate more than two Blackout Periods in any twelve (12) month period.

     6.   COVENANTS OF HOLDERS

         (a) Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information (including a Registration Statement Questionnaire) reasonably requested by the Company from time to time (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including any confirmation of, or additional or supplemental, information or documents the Company may request for purposes of filing amendments to such registration statement or amendments or supplements to the prospectus contained therein. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement unless required by the Commission (in which case the applicable Holder may withdraw its Registrable Securities from the Registration Statement). Notwithstanding anything to the contrary herein, (i) any delay or delays caused by a Holder by failure to cooperate as required hereunder shall not constitute a breach of the terms hereof as to such Holder, and (ii) the Company shall have no obligation to register, or to maintain the registration, of any Registrable Securities of any Holder on any registration statement if such Holder has not timely provided any such information or documents to the Company in connection with such registration statement.

         (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any registration statement.

         (c) Upon receipt of a notice from the Company of the occurrence of any event or passage of time that (i) makes the financial statements included in a registration statement ineligible for inclusion therein, (ii) makes any statement made in a registration statement or any prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or (iii) requires any revisions to a registration statement, any prospectus contained therein or any other documents so that, in the case of such registration statement or such prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each such notice, a "Blackout Notice"); each Holder who has Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities under such registration statement until such Holder's receipt of the copies of the supplemented prospectus or amended registration statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(c).

         (d) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to any registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

     7.   REGISTRATION PROCEDURES

     If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), use commercially reasonable efforts to, subject to the Holders' assistance and cooperation as reasonably required with respect to the Registration Statement:

         (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the applicable period with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution by the Holders thereof set forth in the Registration Statement or prospectus (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of the Registration Statement and any amendment thereto does not, when it becomes effective, and any prospectus or prospectus supplement thereafter filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by Section 5(d) hereof and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose (provided that the Company shall not be liable under Section 5(f) or otherwise for any delay in filing or effectiveness if such delay is fairly attributable to such comments); (ii) furnish to each of the Holders such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as any of the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to the Holders copies of any comments and communications from the Commission relating to the Registration Statement, if in the Company's judgment it is lawful to do so without requiring public disclosure of the same under Regulation FD or breaching any of its obligations under any agreement with SIBL or its affiliates;

         (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request (subject to the limitations set forth in Section 5(d) hereof), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

         (d) list such Registrable Securities on the primary trading market where the Common Stock of the Company is listed as of the effective date of the Registration Statement, if the listing of such Registrable Securities is then permitted under the rules of such market;

         (e) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and use is commercially reasonable efforts to file a curative amendment under Section 7(a) hereof as soon as reasonably practicable and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement;

         (f) after becoming aware of such event, notify each of the Holders who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement as soon as reasonably practicable and take all reasonable action to effect the withdrawal, rescission or removal of such stop order or other suspension;

         (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as any of the Holders reasonably may request and registered in such names as any of the Holders may request; and, within three Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

         (h) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

         (i) maintain a transfer agent and registrar for the Common Stock.

     8.   INDEMNIFICATION

         (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless each of the Holders, each person, if any, who controls any of the Holders within the meaning of the Securities Act, and each director, officer, shareholder, employee or agent of the foregoing (each of such indemnified parties, a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Distributing Investor, its counsel, affiliates or agents, specifically for use in the preparation thereof or by any Distributing Investor's failure to deliver to a purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer, director, employee or agent of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director, employee, agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have under this Agreement. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this Section 8(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to a Registration Statement.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties shall have the right to employ one or more separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any interpleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

     All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section 8 and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within 10 Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

     9.   CONTRIBUTION

     In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 8 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Notwithstanding  any other  provision  of this Section 9, in no event shall
(i) any of the Distributing Investors be required to undertake liability to any person under this Section 9 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Investor from the sale of such Distributing Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration
Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

     10.  NOTICES

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile or email (upon receipt of confirmation of error-free transmission or mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

     Company:                 DGSE Companies, Inc.
                              2817 Forest Lane
                              Dallas, Texas 75234
                              Attn: Dr. L. S. Smith
                              Facsimile: (972) 772-3093
                              Email:  LSSmith1@ClassicNet.net

     With a copy to:          Sheppard, Mullin, Richter & Hampton LLP
                              12275 El Camino Real, Suite 200
                              San Diego, California  92130-2006
                              Attn:  John J. Hentrich, Esq.
                              Facsimile:  (858) 509-3691
                              Email:  JHentrich@sheppardmullin.com

     SIBL:                    Stanford International Bank Ltd.
                              6075 Poplar Avenue
                              Memphis, TN 38119
                              Attention: James M. Davis, Chief Financial Officer
                              Facsimile: (901) 680-5265
                              Email:  MDavis@StanfordEagle.com

     With a copy to:          Adorno & Yoss, P.A.
                              2525 Ponce de Leon Blvd., Suite 400
                              Miami, Florida  33134
                              Attention: Seth P. Joseph, Esquire
                              Facsimile: (305) 460-1422
                              Email:  spj@adorno.com

     If to the Assignees:     William R. Fusselmann
                              141 Crandon Blvd., #437
                              Key Biscayne, Florida 33149
                              Facsimile:  (305) 960-8535
                              Email:  wfusselmann@stanfordeagle.com

                              Daniel T. Bogar
                              1016 Sanibel Drive
                              Hollywood, Florida 33021
                              Facsimile:  (305) 960-8535
                              Email:  dbogar@stanfordeagle.com

                              Ronald M. Stein
                              6520 Allison Road
                              Miami Beach, Florida 33141
                              Facsimile:  (305) 960-8535
                              Email:  rstein@stanfordeagle.com

                              Osvaldo Pi
                              6405 SW 104th Street
                              Pinecrest, Florida 33156
                              Facsimile:  (305) 960-8535
                              Email:  OPi@StanfordEagle.com

                              Charles M. Weiser
                              3521 N. 55th Avenue
                              Hollywood, Florida 33021
                              Facsimile:  (305) 960-8535
                              Email:  cweiser@stanfordeagle.com

     11.  ASSIGNMENT

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned without the prior written consent of (i) the Company, in the case of an assignment by a Holder, or (ii) Holders owning a majority of the shares of Company common stock constituting the outstanding Registrable Securities from time to time (a "Majority of Holders"), in the case of an assignment by the Company. Any assignment in violation of the preceding sentence shall be null and void and of no force or effect.

     12.  GOVERNING LAW; JURISDICTION

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Texas or the state courts of the State of Texas, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     13.  NO DELAY OF REGISTRATION

     No Holder shall have any right, and each Holder covenants and agrees not to commence any action or proceeding, to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     14.  TERMINATION OF REGISTRATION RIGHTS

     A Holder shall not be entitled to exercise any rights provided herein after the first date on which all Registrable Securities then held by such Holder may immediately be sold under Rule 144 during any 90-day period taking into consideration the volume restrictions specified in Rule 144.

     15. MISCELLANEOUS

         (a) Entire Agreement. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

         (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the Company and a Majority of Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders must be given by Holders of all of the Registrable Securities which such waiver or consent affects.

         (c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by (i) the Company, if the waiver is sought to be enforced by any Holder, or (ii) a Majority of Holders, if the waiver is sought to be enforced by the Company.

         (d) Construction. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

         (e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and permitted assigns of each of the parties hereto.

         (f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

         (g) Attorneys' Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

         (h) Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties to this Agreement and their respective successors and permitted assigns, and no other person or entity shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

         (i) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

         (j) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

         (k) Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties by facsimile, email or similar electronic or digital transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, as of the date first written above.

                                                DGSE COMPANIES, INC


                                                By:
                                                   -----------------------------
                                                   Dr. L.S. Smith
                                                   Chief Executive Officer


                                                STANFORD INTERNATIONAL BANK LTD.


                                                By:
                                                   -----------------------------
                                                   James M. Davis
                                                   Chief Financial Officer